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                                                                 EXHIBIT 10.15

                   SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT


          Agreement made as of this 25th day of January , 1999 ("Effective Date") between Ahsoug, Inc., through its Macmillan Publishing USA division, 1633 Broadway, 6th Floor, New York, New York 10019, Attn: Eve Taben (the "Proprietor") and DPEC, Inc., an Ohio Corporation, 851 West Third Avenue, Building 3, Columbus, Ohio 43212 (the "Publisher").

          WHEREAS, Proprietor owns or controls copyright, publishing and other ancillary rights with respect to those works of authorship listed on Exhibit B hereto, as such Exhibit may be amended and supplemented by the parties upon mutual agreement from time to time hereafter (each of the listed works of authorship is hereafter referred to as a "Work", and the listed works of authorship are collectively the "Works"), and

          WHEREAS, Publisher is engaged in the business of creating computer-based training and reference materials, including software and training manuals,

          NOW THEREFORE, the parties, intending to be legally bound with respect to the Works agree as follows:

1.        GRANT

          (a) During the License Term (as defined in Paragraph 3(b)) for each Work, Proprietor hereby grants to Publisher the non-exclusive right and license (the "Publisher License") to (i) to prepare or cause to be prepared a work derivative of the Work entirely in the English language (subject to Paragraph 1(f) below), and only in the form described as the Adaptation, as defined in Paragraph 1(d) below (such derivative work is referred to hereinafter as the "CBT Materials"), (ii) to prepare and publish instructional documentation incorporating material from the text of the Work for use in conjunction with the CBT Materials, provided that such documentation may only be sold or licensed in conjunction with the CBT Materials (and shall be considered part of the CBT Materials for the purposes of this Agreement), (iii) to use, reproduce, market, distribute (directly or indirectly, and via sale, lease or license only), and perform or display publicly the CBT Materials in the Territory and Markets defined in Paragraph 2, subject to the terms and conditions set forth in this Agreement, (iv) to annotate and to permit others to annotate the CBT Materials for Publisher's and such others' own internal use, and (v) to further develop the CBT Materials and to prepare further works derivative thereof in the Adaptation form (all such works to be subject to the prior approval of the Proprietor; such approval to be communicated to Publisher as provided for in Paragraph 1(b) below) for exploitation only as permitted under (a)(iii) and
(a)(iv) above.

          The Publisher License shall include the right to grant non-exclusive sublicenses to third parties to exercise any or all of the rights granted to Publisher in subparagraphs (iii) and (iv) above, and to permit such third parties the right to establish subdistributors and subresellers to further exercise the rights granted in subparagraphs (iii) and (iv) above. This right expressly does not include the right to license the underlying Work or portions thereof. Publisher shall keep Proprietor informed of all such sublicenses by delivering to Proprietor, not later than thirty (30) days following the Effective Date, a listing of such third party distributors, subdistributors and subresellers. Publisher will update this listing to reflect changes since the last report at the same time Publisher makes each quarterly payment hereunder.

          (b) Publisher may adapt the material contained in the Work for purposes of developing the CBT Materials, provided, however, that in making such adaptation, Publisher shall not alter the substantive


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information as contained in the Work without the prior written approval of
Proprietor. Proprietor shall have the right to approve the CBT Materials as well as the use of the Work's title on the CBT Materials, such approval not to be unreasonably withheld or delayed, but in no event will approvals (or written objections, specifying the reasons for rejection) be delayed for more than ten
(10) business days following delivery of the CBT Materials for review purposes. Proprietor may request an extension of this period from the Publisher, and Publisher shall not unreasonably refuse such request. Subject to such review rights, Publisher shall be solely responsible for determining the extent of the Work incorporated into the CBT Materials and the nature of such incorporation. Publisher shall have no obligation to incorporate all of the Work into the CBT Materials. It is understood that the CBT Materials shall include material from other works and that the Proprietor shall be notified in advance of and have approval of the other works also to be included in the CBT Materials. The "material from other works" included in the CBT Materials can consist solely of, but is not necessarily limited to, the adaptations authorized by DPEC to adapt the Work into the form of the Adaptation.

          (c) Within thirty (30) days of the addition of a Work to Exhibit B, Proprietor shall deliver to Publisher one copy of such Work in an electronic format (recorded in an agreed upon electronic format). All costs of such delivery or any alternate delivery shall be borne solely by the Publisher.

          (d) As used herein, "Adaptation" means:

          One or more versions of the Work which have been modified, supplemented and/or adapted either alone or in conjunction with other materials for use as a training program, educational course or reference for delivery to the student or user at least in part through interaction (locally or remotely through telecommunications means) with a computer program, computer delivery system or intranet or internet browser. Acceptable delivery vehicles and formats include, but are not limited to, training programs and/or educational courses in "computer-based training" form and materials presented in computer-based reference form (including, but not limited to, materials in hypertext or hypermedia form delivered locally or through the internet or via other telecommunications means and materials combining text, images, video, audio, animations, graphics and/or application launching). As provided in Paragraph 1(a)(ii), written documentation derivative of the Work may be prepared and distributed by Publisher in conjunction with training programs, educational courses or computer-based references otherwise in the required form, but such written documentation may not be distributed to parties who have not separately acquired rights to use Publisher's training program, educational course or computer-based reference.

Upon release or publication, Publisher shall notify Proprietor in writing of the format or platform in which the Adaptation or the CBT Materials appear.

          (e) Proprietor agrees that so long as Publisher is not in uncured default hereunder, during the License Term for any Work Publisher shall have the right to make a written request to the Proprietor to receive updated or revised versions of such Work. Should Proprietor decide at its sole discretion that such updates or revisions are essential to the success of the CBT Materials, then Proprietor shall deliver the updates or revisions to the Publisher, who shall bear all costs associated with such delivery.

          (f) Notwithstanding subparagraph l(a)(i), upon the written request of Publisher, and only for those Works for which Proprietor has such rights, Publisher may prepare CBT Materials in languages other than the English language. Publisher will notify Proprietor prior to any translation of the CBT Materials. Any such translated version of the CBT Materials will be considered a further work derivative of the CBT Materials prepared under subparagraph l(a)(v), and such translated version will be subject to the same License Term as the English-language version thereof.


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2.        TERRITORY AND MARKET

          The territory granted in this Agreement (the "Territory") shall be the world provided that the Proprietor has the worldwide rights for each Work. Should Proprietor's rights be limited, so shall Publisher's. All limitations of the worldwide right will be specified in Exhibit B. Publisher shall have the right to sell the CBT Materials in all markets (the "Markets") except the "Retail Market", as hereafter defined. Publisher may also sell the CBT Materials in the Retail Market subject to Proprietor's written approval not to be unreasonably withheld or delayed. In the event the Retail Market is approved for a Work or Works, such Retail Market shall be part of the Markets for such Work or Works.

For the purposes hereof, the "Retail Market" means the offering for sale of copies of the CBT Materials in retail store locations for point of sale purchase by consumers.

3.        TERM

          (a) The parties intend this Agreement to provide the terms and conditions under which Proprietor grants Publisher certain rights in each Work, as more fully set forth herein. The term of this Agreement ("Agreement Term") shall commence on the Effective Date and shall continue until the last to occur of (i) Publisher's rights with respect to all Works have expired (as set forth in Paragraphs 3(b) and 3(d) below) or have been terminated (as set forth in Paragraph 9 below) or (ii) either party gives written notice to the other party of termination of this Agreement. During the Agreement Term, the parties may from time to time upon mutual written agreement add works of authorship to Exhibit B, and Publisher's rights in any such Work shall exist only during the License Term (as defined in Paragraph 3(b)) for such Work.

          (b) Subject to prior termination in accordance with the provisions of Paragraphs 3(d) and 9, the term during which Publisher shall have the rights granted herein in any Work (the "License Term") shall commence as of (i) the date listed under "License Agreement Date" for such Work on Exhibit B for Works existing as of the Effective Date or (ii) the date such Work is added to Exhibit B for Works added thereto after the Effective Date, and shall continue for a period of five (5) years following the date of first release by the Publisher of the CBT Materials associated with such Work. For Works listed on Exhibit B as of the Effective Date, the date of such first CBT Materials release is set forth in Exhibit B. Upon expiration or termination of the License Term for a Work, all rights to such Work granted hereunder shall fully and forever revert to the Proprietor, subject to the right of Publisher to continue to administer and receive income from any licenses to the CBT Materials granted prior to expiration, but such continuing right of Publisher shall continue to be subject to the royalty rights of Proprietor set forth in Paragraph 5(b). Immediately upon termination of the License Term for a Work, Publisher shall cease distributing the CBT Materials associated with such Work, except as permitted in Paragraph 3(c) below. For Works added to Exhibit B after the Effective Date (or for existing Works for which no date of first release is specified in Exhibit
B), Publisher will notify Proprietor of the date of first release of the CBT Materials associated with such Work to the market. The License Term for any Work may be renewed upon mutually agreeable terms. Publisher shall notify Proprietor of its wish to renew 6 months prior to the expiration, and any mutually agreed extension (and terms thereof) will be memorialized in a writing signed by both parties.

          (c) Following the expiration or termination of the License Term for any Work, Publisher may dispose of copies of the CBT Materials associated with such Work which are on hand for a period of sixty (60) days, provided royalties with respect to that period are paid, statements are furnished and such disposition otherwise complies with the provisions of this Agreement. In addition, in the event of the expiration or termination of any License Term, Publisher may deliver copies of the CBT Materials associated with the expiring or terminated Work pursuant to any order outstanding on the date of


                                       3
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expiration or termination, subject to the payment of monies pursuant to
Paragraph 5(b) hereof. To the extent that Publisher has granted licenses which permit end users to access via the internet or other telecommunications means CBT Materials on computer systems maintained by or for Publisher, and such licenses extend beyond the expiration or termination of any License Term, Publisher may maintain the CBT Materials on such computer systems through the expiration or normal termination of such access licenses, subject to the payment of monies pursuant to Paragraph 5(b) hereof.

          (d) Proprietor may terminate the License Term for any Work by written notice to Publisher, without prejudice to any other claims Proprietor may have against Publisher, if:

                   (i) Publisher fails to release the CBT Materials associated with such Work within the time specified in Paragraph 4, unless such time is extended by Proprietor in writing (provided that, in the event Proprietor elects not to terminate the License Term for such Work on the date specified in Paragraph 4 or any extended date, Proprietor may exercise its right to terminate under this clause until the date of any subsequent release by Publisher of the CBT Materials associated with such Work to the market at which time such right shall lapse);

                   (ii) the CBT Materials associated with such Work go out of print or off the market and Publisher does not within six months after having received notice from Proprietor or its agent reissue such CBT Materials;

                   (iii) Publisher defaults in accounting or making payments as herein provided for such Work and Publisher fails to cure such default within thirty (30) days following receipt of written notice thereof from Proprietor;

                    (iv) Publisher fails to protect Proprietor's copyright and trademarks in the Work as provided in Paragraphs 7 and 8 hereof and Publisher fails to cure such default within thirty (30) days following receipt of written notice thereof from Proprietor.

The License Term for all Works will terminate on any termination of this Agreement under Paragraph 9.

4.       RELEASE

          Publisher shall release the CBT Materials within a twelve (12) month period beginning on the date of Proprietor's delivery under Paragraph 1(c). In the event Publisher fails to release the CBT Materials on schedule Proprietor may, as its sole and exclusive remedy for any such failure by Publisher, terminate the License Term for such Work as provided in Paragraph 3(d) above.

5.        ROYALTIES

          Publisher shall pay to Proprietor the following amounts:

          (a) a guaranteed minimum of $3,000 per Work payable within the first year following the release of the CBT Materials associated with such Work. In the event actual royalties payable in connection with such CBT Materials do not cover this amount, Publisher may make a supplemental payment to achieve the $3,000 minimum. The parties acknowledge and agree that such minimum payment has been made for all of the Works listed on Exhibit B as of the Effective Date; and

          (b) a royalty calculated at the Royalty Rate (as defined in Exhibit C) against Gross Revenues (as defined below) received by Publisher from any source from the licensing, distribution or other exploitation of the CBT Materials associated with each Work, plus, where so specified in Exhibit C, a


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Supplemental Royalty. If CBT Materials are included in a group of Publisher products which are licensed or distributed to end users for a specific fee for the entire group of Publisher products (e.g., a FLEX or other license), the royalty due Proprietor hereunder shall be (1) the applicable Royalty Rate multiplied by (2) the quotient of the number of CBT Materials included in the group divided by the number of products in the group multiplied by (3) the Gross Revenues received by Publisher for the group of products. By way of example only, if CBT Materials associated with Works constitute 20 out of 40 Publisher products licensed or distributed as a group, then the royalty due Proprietor hereunder will be the applicable Royalty Rate times 20/40 (or the applicable Royalty Rate X .5) times the Gross Revenues received by Publisher for the entire group. If CBT Materials are included in a group of Publisher products licensed on a usage or other basis calculated against the time the end user actually possessed a course, such as SMARTFLEX licenses, the royalty due Proprietor shall be the applicable Royalty Rate times that portion of the Gross Revenues for the group of products attributable to the end user's actual possession or usage of the CBT Materials.

"Gross Revenues" shall mean all revenues collected by Publisher from the sale, lease, distribution or other exploitation of the CBT Materials. "Gross Revenues" for the purpose of calculation of the license fees hereunder shall not include
(i) sales, use or excise taxes collected by Publisher, (ii) refunds or returns,
(iii) commissions, royalties and other fees paid by Publisher to third parties in connection with the license or sale of the CBT Materials, or (iv) revenues received by Publisher on account of maintenance fees or Resource Packages, i.e., student handbooks or related documentation when licensed or sold separately from the CBT Materials. It is hereby acknowledged by the parties that the exemption provided for under this subparagraph (iv) shall only apply should the annual volume of such revenues not exceed more than five percent (5%) of Publisher's total annual gross revenues from the sale of the CBT Materials; provided

          (c) In the event that, under any Prior Agreement (as defined in Paragraph 15(d)) pursuant to which Publisher paid Proprietor an advance against royalties, any such advance had not been fully applied to royalties otherwise due in respect to the associated CBT Materials, Publisher may apply any such advance against royalties due under this Agreement. All such unapplied advances existing as of the Effective Date are set forth in Exhibit B.

6.        PAYMENTS, STATEMENTS & EXAMINATION OF BOOKS

          (a) Following first release of the CBT Materials associated with a Work, Publisher shall account and render statements to Proprietor within 30 days following December 31, March 31, June 30 and September 30 during each year of this Agreement. Each such statement shall report the number of copies of the CBT Materials sold and the retail price of the CBT Materials. At the same time, Publisher shall provide Proprietor with a list of all its sublicensees, whether sublicensed by Publisher directly or indirectly by Publishers distributors. Publisher shall pay any amounts due pursuant to Paragraph 5 hereof with each such statement. If any advance against royalties (as specified in Paragraph 5(c) has not earned out the unearned balance shall also be specified on the statement.


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          All sums due hereunder shall be paid to MACMILLAN PUBLISHING USA and sent by first class mail to:

          Macmillan Publishing USA
          The First National Bank of Chicago
          7th Floor Mailroom
          525 West Monroe
          Chicago, Illinois 60661
          Attention Lockbox: #93684
          312-732-6277

          A copy of the check plus the accompanying royalty statement should be sent directly to:

          Eve Taben
          Macmillan Publishing USA
          1633 Broadway
          New York, New York 10019

          (b) Publisher shall maintain complete and accurate books of account relating to the manufacture and sale of the CBT Materials. Proprietor or its duly authorized representative shall have the right, upon written request, to examine and make extracts from said books of account insofar as they relate to this Agreement. Expenses of such examination shall be borne by Proprietor unless errors in accounting in Publisher's favor amounting to five percent or more of the sums paid to Proprietor are found, in which event such expense shall be borne by Publisher. All relevant books of account and records of Publisher shall be kept available for at least three years after the termination of the License Term of the associated Work.

7.        COPYRIGHT

          Proprietor or Proprietor's licensor is the sole proprietor of copyright in the Work. Publisher shall not exploit the copyright in the Work except as specifically authorized by this Agreement. Publisher shall take all necessary measures to protect copyright in the CBT Materials and the underlying Work to the maximum extent possible by complying with the applicable provisions of all pertinent domestic and international copyright laws in the Territory. In addition to Publisher's copyright notice, each copy of the CBT Materials shall carry a legally sufficient notice both in hard copy and as part of the video "boot-up" screen display in the following form or such other form as Proprietor may designate in writing:

          Portions Copyright @ [as in Proprietor's edition of the Work] All Rights Reserved. Based upon the work [insert title from Exhibit B] Published under license from Macmillan Publishing USA, a division of Ahsoug, Inc.

Publisher shall promptly notify Proprietor of any infringements or unauthorized use of a Work by others. Proprietor shall have the right but not the obligation to prosecute any action for infringement or unauthorized use in such manner as it deems appropriate. If Proprietor prosecutes such an action, it shall recoup the expense incurred by it from any recovery. Publisher shall have the right but not the obligation to prosecute any action for infringement or unauthorized use of any expression or other work of authorship authored or created by Publisher and included in the CBT Materials in such manner as it deems appropriate. The parties will cooperate in any such action, including any action involving


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infringement or unauthorized use of both the CBT Materials and a Work. Each party will keep the other party apprised of the progress of any such action.

8.        TRADEMARKS

          The name MACMILLAN and associated colophons (the "Trademarks") are trademarks of Proprietor and/or Proprietors licensor and all right, title and interest therein and the goodwill pertaining thereto belong exclusively to them. Proprietor hereby authorizes Publisher to use the Trademarks in connection with the promotion and sale of the CBT Materials provided the requirements herein are met. The Trademarks must be used properly and include appropriate legal notice. In using the Trademarks, unless otherwise agreed to in writing by Proprietor, each of the Trademarks must always be:

          1.       legible;
          2.       used as an adjective;
          3.       used in the singular;
          4.       used in its entirety;
          5.       used in its complete form - it may never be modified;
          6. given special typographical treatment, (i.e. all capital letters, underlined, italics, different colors or boldface type);
          7. used with the appropriate trademark symbol, "(R)", if registered, or "(TM)", if not registered, which symbol should be placed on the right hand shoulder of the trademark; and
          8. accompanied by a proprietary notice on the CBT Materials which identifies Proprietor as the trademark owner.

          Proprietor shall have the right, upon request, to review and approve any use of the Trademarks by Publisher in the packaging, advertising and promotion of the CBT Materials.

9.        TERMINATION

          Proprietor may terminate this Agreement by written notice to Publisher, without prejudice to any other claims Proprietor may have against Publisher, if:

          (a)Publisher materially breaches any of the terms of this Agreement other than those addressed by the provisions of subparagraphs 3(d)(iii) and 3(d)(iv) and does not cure such breach within one month of receipt of written notice from Proprietor to do so;

          (b)Publisher shall be adjudicated as bankrupt or an order appointing a trustee or receiver of it or of a substantial part of its property shall be made, or an order shall be made approving a petition seeking its reorganization under any bankruptcy statute or similar law, or if it shall institute proceedings for or similar to voluntary bankruptcy or reorganization or apply for or consent to the appointment of a receiver of it or its property, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall suspend its activities or cease to carry on business or, if any action of any government or any subdivision thereof shall materially impair Publishers operations; or

          (c) This Agreement is assigned or conveyed by Publisher other than as permitted in Paragraph 13 hereof.


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          Termination of this Agreement under any provision of this Paragraph shall not relieve Publisher of the obligation to pay any monies then due or that become due from Publisher to Proprietor and shall be without prejudice to any rights of Proprietor against Publisher either at law or in equity.

10.       RESERVATION OF RIGHTS

          (a) Except as non-exclusively licensed to Publisher under the Publisher License, all other rights, whether now existing or which may hereafter come into existence, which are not expressly granted to Publisher herein are reserved to Proprietor and may be exercised, sold, licensed, or otherwise disposed of by Proprietor at any time. Proprietor retains all other rights to and multimedia uses of the Works, including but not limited to on-line (commercial databases), audio, abridgment or condensation, translation and all forms of book publication. Except as provided in Paragraph 1(a) herein this Agreement shall in no way limit Proprietors right to license the Works to other third party licensees.

          (b) Publisher hereby reserves all right, title and interest to Publisher's Components, to the extent that such Components are separable from the Work and are eligible for protection under applicable intellectual property laws. Publisher's Components shall include computer programs, HTML coding, information and graphic designs and modules, and video, audio, animation and other works of authorship, owned, acquired or developed by the Publisher in the course of manufacturing and developing the CBT Materials. Proprietor acknowledges that it has no right, title or interest in and to the Components and shall not reproduce or otherwise make use of them without the express written consent of the Publisher, except to the extent that such use is permitted under applicable principles of fair use or otherwise.

11.      WARRANTY & INDEMNITY

          Proprietor warrants and represents that each Work in no way violates any existing copyright, either in whole or in part, and that it contains no matter which, if published, will be libelous. Proprietor shall defend and indemnify Publisher from all damages, costs and expenses (including reasonable attorneys fees) which it may incur as a result of a breach of the above warranties and representations. Notwithstanding the foregoing, Proprietor shall not be liable for any claim based on material inserted in or added to the CBT Materials by Publisher, or edited out of a Work by Publisher, whether with or without the permission of Proprietor. Publisher warrants and represents that the CBT Materials (except for the Work associated with such CBT Materials) will in no way violate any third party copyright, patent, process, idea, method, device or any other right of any third party. Publisher shall indemnify Proprietor for all damages, costs and expenses (including reasonable attorneys fees) which it may incur as a result of a breach of these warranties and representations, as well as any claim, suit, loss or damage arising in connection with the manufacture, distribution, advertisement or sale of the CBT Materials (except for those arising solely as a result of the Work) or any alleged defect in the CBT Materials (other than a defect in the Work).

          With respect to any suit, claim, demand or action against Proprietor for which Proprietor is indemnified by Publisher pursuant to this Paragraph ("Indemnified Claim"), Publisher will defend such Indemnified Claim at its own expense. However, such defense, and Publisher's indemnity obligations hereunder are subject to the following conditions: (i) that Publisher be notified promptly in writing by Proprietor of any notice of such Indemnified Claim; and (ii) that Publisher will have sole control of such defense and all negotiations for any settlement or compromise, on the conditions that Proprietor may participate at its expense in any defense and that no settlement shall impose any obligations upon Proprietor without its prior written consent.

          In no event shall either party be liable for any special, indirect, consequential or exemplary damages even if such party has been advised of the possibility thereof, including but not limited to lost profits, lost business revenue, or failure to realize expected savings. The foregoing provisions shall apply in respect of any claim, demand or action by a party irrespective of the nature of the cause of action underlying the same, including but not limited to breach of contract or tort including negligence or misrepresentation, except that the foregoing limitation of liability shall not apply to claims for infringement of the proprietary rights if third parties.

12.       COMPLIMENTARY COPIES

          Effective upon Publisher's release of the CBT Materials for marketing and distribution to its customers generally, Publisher agrees to grant to Proprietor a license to use five (5) copies of the CBT Materials (in the form made available to Publisher's customers generally) during the License Term of the associated Work solely for Proprietors internal business purposes and only on other terms and conditions set forth in the license agreement attached as Exhibit A. During the License Term of the associated Work, Publisher shall provide Proprietor at no charge with such maintenance of and updates to the CBT Materials as Publisher provides to its customers with monthly or annual licenses.

13.       ASSIGNMENT

          This Agreement is personal to Publisher and may not be assigned by Publisher except (i) with the express written permission of Proprietor, or (ii) when in connection with the sale or transfer of Publisher's entire business. Any assignment in violation of this section shall be void and unenforceable.

14.       NOTICES

          All notices contemplated or required under this Agreement shall be in writing and shall be deemed given when hand-delivered, sent by certified or registered mail (return receipt requested, postage prepaid), or delivered by other form of receipted delivery, to the other party at the addresses first set forth above, or at such other address or to the attention of such other person as either party may from time to time designate pursuant to this Paragraph.

15.       GENERAL

          (a) Paragraph captions in this Agreement are for identification purposes only and shall not affect the interpretation of this Agreement or any part hereof.

          (b) The provisions of this Agreement shall be severable, and if any provision of this Agreement is held or declared to be illegal, invalid, or unenforceable, the remainder of this Agreement disregarding such illegal, invalid, or unenforceable portion shall continue in full force and effect as though such void provision had not existed, unless such illegality, invalidity, or unenforceability materially alters the rights and obligations of the parties, in which case this Agreement shall be deemed terminated.

          (c) The waiver by either party of any breach of any provision of this Agreement by the other party shall not be construed to be either a waiver of that party's rights regarding any succeeding breach of any such provision or a waiver of the provision itself.

          (d) This Agreement contains the entire agreement between the parties and supersedes and cancels all previous written or oral understandings, agreements, negotiations, commitments and all other writings or communications in respect of the Work. It specifically supersedes the prior agreements between the parties in respect of the Works listed on Exhibit B as of the Effective Date (the "Prior Agreements"). All amounts due and payable under such Prior Agreements as of the Effective Date shall


                                       9
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be paid by Publisher consistent with the terms thereof. This Agreement may not be modified in any manner except by an instrument in writing signed by an authorized officer of each party.

          (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND FULLY PERFORMED THEREIN. The state courts in the State of New York in New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have the sole and exclusive jurisdiction to hear and determine any dispute or controversy arising under or concerning this Agreement.

          (f) Upon termination of this Agreement, neither party shall have any further obligation to the other, except for such post-termination rights as may exist pursuant to the terms hereof.

          (g) Nothing in this Agreement shall be construed to make either party the agent of the other for any purpose whatsoever. Neither party is authorized to enter into any contract or assume any obligation for the other. Nothing in this Agreement shall be construed to establish a partnership or joint venture between Proprietor or Publisher.

                 See Exhibit A, Exhibit B and Exhibit C Attached Hereto and Made Part Hereof

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed,

DPEC, INC.                                    MACMILLAN PUBLISHING USA,
(Publisher)                                   DIVISION OF AHSOUG, INC.
                                              (Proprietor)
By    /s/Gary W. Qualmann                     By    /s/ Michael Violano
      ---------------------------------             ---------------------------
Name  Gary W. Qualmann                        Name  Michael Violano
      ---------------------------------             ---------------------------
Date     1/25/99                              Date     2/1/99
      ---------------------------------             ---------------------------



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